SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: May 29, 2001



                                   EMTEC, INC.
               (Exact name of Registrant as specified in Charter)



         Delaware                           2-54020               87-0273300
(State or other jurisdiction of       (Commission File No.)     (IRS Employer
         incorporation                                          Identification
                                                                   Number)


817 East Gate Drive, Mount Laurel, New Jersey                          08054
(Address of principal executive offices)                             Zip Code)


Registrant's telephone number, including area code:  (856) 235-2121



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Item 5    Other Events

     On May 29, 2001, our Board of Directors appointed James S. Fishkin as one of our directors. Dr. Fishkin, who is 53 years old, is, and has been since September 1984, a Professor of Government and Philosophy at the University of Texas at Austin. He currently occupies the Patterson-Bannister Chair in Government, Law and Philosophy. From 1974 to 1984 he taught at Yale University. Dr. Fishkin received a Ph.D. in Philosophy from the University of Cambridge in December 1976 and a Ph.D. in Political Science from Yale University in May 1975. He has numerous publications to his credit in the fields of political science and ethics.

     Mr. Fishkin replaces Milton Fisher, who had been one of our directors since 1969. Under the terms of the Merger Agreement, dated as of December 15, 2000 pursuant to which our subsidiary merged with Emtec, Inc., a privately owned New Jersey corporation, and now our wholly owned subsidiary, we agreed that one fifth of the members of our Board were to be designees of Mr. Fisher. Mr. Fisher continued to serve as a director until his death in late April 2001. Prior to his death, he designated Dr. Fishkin, who is his son-in-law, as his successor designee.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   June 6, 2001              EMTEC, INC.
                                        (Registrant)


                                        By:   /s/John Howlett
                                              ----------------------------------
                                                 John Howlett
                                                 Chairman and President